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                                                                    Exhibit 10.5

                                 PROMISSORY NOTE

$13,800,000                                                               [Date]

      FOR VALUE RECEIVED, the undersigned, [Ashanti Goldfields Company Limited], a [Ghana] corporation (the "Maker"), promises to pay to Pioneer Goldfields II Limited, (the "Seller") by wire transfer of immediately available Funds to the account designated by the Seller in writing at least 5 days prior to the due date for the relevant payment as set out below, the principal sum of Thirteen Million Eight Hundred Thousand Dollars ($13,800,000) as agreed pursuant to the
Purchase Agreement dated [         ], 2000 among the Maker, the Seller and The
Pioneer Group, Inc. (the "Purchase Agreement").

      Principal payments by the Maker under this Note shall be paid as follows:

      1. Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000) on March 31, 2001;

      2. Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000) on March 31, 2002;

      3.    Three Million U.S. Dollars (US$3,000,000) on March 31, 2003;

      4. Three Million Seven Hundred Fifty Thousand U.S. Dollars (US$3,750,000) on March 31, 2004; and

      5.    Two Million Fifty Thousand U.S. Dollars (US$2,050,000) on March 31,
            2005.

      Notwithstanding the foregoing, the obligation of the Maker to make any such principal payments under this Note shall be subject to the terms of the Purchase Agreement, including without limitation certain rights to make deductions from such payments as specified therein.

      This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of a default in the payment or performance of this obligation of the Maker to the holder, including the payment when due of any principal under this Note. Upon the occurrence of such default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of New York or afforded by other applicable law.

      All payment by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever (except those rights to set-off deduction or withholding for taxes or fees as provided in the Purchase Agreement), unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

      The Maker agrees to pay on demand all costs of collection, including reasonable attorney's fees, incurred by the holder in enforcing the obligations of the Maker under this Note. Any rights of the holder under this Note to payment for costs incurred by the holder in enforcing the obligations of the Maker under this Note shall not be in addition to any rights of indemnification under Section 14 of the Purchase Agreement.

      No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence.

      This Note may be prepaid in whole or in part at any time or from time to time. Any such


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prepayment shall be without premium or penalty.

      In accordance with Section 2.03(e) of the Purchase Agreement, this Note may only be transferred to the Pioneer Group, Inc. or any other entity under the common control of the Pioneer Group, Inc. With the consent of the Maker (which consent may not be unreasonably withheld), the Seller may transfer this Note to a company or entity not under common control of PGI.

      None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

      All rights and obligations hereunder shall be governed by the laws of the State of New York.


                                            [ASHANTI GOLDFIELDS COMPANY LIMITED]


                                       By:
                                            -----------------------------------
                                            Name:

                                            Title:


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                  CONSENTS AND APPROVALS REQUIRED BY THE BUYER

Set out below is a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement:

      (a) Under the Minerals and Mining Law, 1986 (as amended by the Minerals & Mining (Amendment) Act of 1994) a person cannot become a shareholder controller or a majority shareholder controller or an indirect controller of a mining company unless he has first served on the Minister of Mines, Minerals and Energy (the "Minister") written notice of his intention to do so and the Minister (in accordance with the advice of the Minerals Commission) has confirmed that he has no objections to such person becoming a shareholder controller or a majority shareholder controller or an indirect controller of a mine or the relevant time for such objection has elapsed.

      (b) Consent of each of its lenders under Ashanti Goldfield Company Revolving Credit Facility (as amended), the Senior Bridge Credit Facility and AGC's hedge counterparties.

      (c) Consent of the Government of Ghana, as owner of 10% of the issued and outstanding shares of Teberebie, to the planned transfer of certain assets of Teberebie to Gold Fields (Ghana) Limited and the creation of any new security or lien over the assets of Teberebie.

      (d) Written agreement (on terms acceptable to AGC) with the shareholders of and lenders to its subsidiary, Ghanaian-Australian Goldfields Limited ("GAG") on the terms on which GAG's borrowings are to be rescheduled and the terms on which GAG will agree to process ore to be mined from PGL's Teberebie Mine.


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